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                                                                    EXHIBIT 7(c)

                               COMPANY AGREEMENT


        THIS COMPANY AGREEMENT, dated as of May 22, 1997, is by and between WATSON GENERAL CORPORATION, a California corporation (the "Company") and SAGAPONACK PARTNERS, L.P., a California limited partnership and SAGAPONACK INTERNATIONAL PARTNERS, L.P., a Cayman Islands limited partnership (individually, an "Investor" and, together, the "Investors").

I.               BACKGROUND

        1. The Company is authorized to issue 7,304,520 shares of Common Stock, (the "Shares") and 2,625,432 warrants to purchase Common Stock sold on or about the date hereof to an Investor (the "Warrants"); and

        2. The parties deem it in the best interests of the Company to provide for the nomination of directors as herein provided and delivery of this Company Agreement is a condition to the investment to be made by an Investor concurrently herewith.

II.     AGREEMENT

        In consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

        1.       BOARD OF DIRECTORS AND CERTIFICATE OF INCORPORATION.

                 (A) DIRECTORS DESIGNATED BY INVESTORS. The Board of Directors of the Company shall at all times consist of 5 members. The Company hereby agrees that the Company and its management will nominate to become members of the Company's Board of Directors two persons designated in writing by an Investor (the "Investors Designated Directors") and one person designated pursuant to clause (b) below. Such nomination shall be made as soon as possible after designation of such persons by an Investor. The Company and its management shall not nominate at any one time more than 5 persons to become members of the Company's Board of Directors.

                 (B)     DIRECTOR SELECTED FROM SCHEDULE 1.  Attached hereto as
Schedule 1 is a list of persons from which the members of the Company's Board of Directors and Investors Designated Directors shall select the person to be nominated by the Company to one of the five directors. Such nomination shall be made as soon as possible hereafter.

                 (C) DAN R. COOK. In addition to the foregoing, the Company agrees that as soon hereafter as possible it will nominate Dan R. Cook to become a member of the Company's Board of Directors.





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                 (D)     REPLACEMENT DIRECTORS.  The Investors may from time to
time designate one or more persons to replace one or more of the directors designated by it if (i) such director resigns, (ii) such directors becomes unable to serve as a director or (iii) the Investors determine that they desire a director to be replaced. The Investors may designate a person or persons to replace directors pursuant to the immediately preceding sentence by giving notice to the Company of the person or persons that the Investors have designated to be nominated to be a director or directors, as the case may be. Upon each such designation by an Investor, the Company shall be obligated to nominate such person or persons to become members of the Company's Board of Directors as soon as possible thereafter.

                 If a person designated and nominated pursuant to clause (b) resigns or becomes unable to serve as a director, then the remaining four directors shall select one person from the person listed on Schedule 1 not nominated prior thereto. If there are no persons listed on Schedule 1 which have not been nominated prior thereto, the Investors shall provide a list of not fewer than three persons from which the remaining directors shall select the person to be nominated. The Company shall be obligated to nominate such person or persons to become members of the Company's Board of Directors.

                 (E) ADDITIONAL DIRECTORS. In the event that the Board of Directors shall, in accordance with the provisions of the Articles of Incorporation of the Company, increase the number of members of the Company's Board of Directors by 2 or more members, the Company and its management shall nominate the persons designated by an Investor to fill such additional director positions so that if such designated person is elected to be a member of the Company's Board of Directors, persons designated by the Investors will equal a number of members of the Company's Board of Directors equal to the number of members necessary to constitute a majority of the members of the Company's Board of Directors minus one member. Such nomination shall be made as soon as possible after such designation by an Investor.

                 (F) VOTING UPON EVENT OF DEFAULT. If and whenever an Event of Default (as such term is defined in the Securities Purchase Agreement, dated the date hereof, between the Company and an Investor) shall occur, then in such event and at all times thereafter the Company and its management shall upon the written request of an Investor nominate to become a member or members of the Company's Board of Directors each person designated by an Investor in such written request. Such nomination shall be made as soon as possible after such designation by an Investor. The obligation of the Company under this subsection (f) shall apply notwithstanding (i) how many persons designated by an Investor are or will become members of the Company's Board of Directors and
(ii) that an Investor may designate persons to fill every member position on the Company's Board of Directors.

        2. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance an injunctive relief, may be used to enforce such provisions.





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        3.       MISCELLANEOUS.

                 (A) NOTICES. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing delivered personally (including delivery by courier or by facsimile if received during normal working hours) or by registered or certified mail, addressed, if to the Company, to Watson General Corporation, 32-B Mauchly, Irvine, California 92718, Attn: Mr. Ronald G. Crane. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered or on a date which is 4 days after it is mailed in any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, which postage prepaid and properly addressed).

                 (B) AMENDMENT. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by an Investor and the Company.

                 (C) WAIVER. No failure or delay on the party of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

                 (D) COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                 (E) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to principles of conflict of laws.

                 (F)     BENEFIT AND BIDING EFFECT.        Except as otherwise
provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void.
This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns. Except as set forth in this clause (i), this Agreement does not create and shall not be construed as creating any rights enforceable by any Person not a party hereto.





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                 (G)     TERM.  The obligations of the Company hereunder shall
terminate at such time as Investor, nor any successor or assign of any Investor, owns any shares of Common Stock.

                 (H) SEVERABILITY. In the event that any potion of this agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.























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                 IN WITNESS WHEREOF, the parties hereto have executed this
Company Agreement as of the date and year first above written.

The Company:                    WATSON GENERAL CORPORATION
                                a California corporation

                                By:____________________________________________
                                      Chairman of the Board



The Investors:                  SAGAPONACK PARTNERS, L.P.

                                By:____________________________________________
                                   Title:

                                SAGAPONACK INTERNATIONAL PARTNERS, L.P.

                                By:____________________________________________
                                   Title:

















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                                   SCHEDULE 1




Corey Horwitz

Jon Deitcher

Alex Troy

Stephen J. Meringoff

Harris Maslansky





















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                 IN WITNESS WHEREOF, the parties hereto have executed this
Company Agreement as of the date and year first above written.

The Company:                    WATSON GENERAL CORPORATION
                                a California corporation

                                By:    [SIG]
                                   --------------------------------------------
                                      Chairman of the Board



The Investors:                  SAGAPONACK PARTNERS, L.P.
                                By: RSP Capital L.L.C., its general partner

                                By:    [SIG]
                                   --------------------------------------------
                                       Title:

                                SAGAPONACK INTERNATIONAL PARTNERS, L.P.
                                By: RSP Capital L.L.C., its supervising general partner

                                By:    [SIG]
                                   --------------------------------------------
                                       Title:


















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                 IN WITNESS WHEREOF, the parties hereto have executed this
Company Agreement as of the date and year first above written.

The Company:                    WATSON GENERAL CORPORATION
                                a California corporation

                                By:    [SIG]
                                   --------------------------------------------
                                      Chairman of the Board



The Investors:                  SAGAPONACK PARTNERS, L.P.
                                By: RSP Capital L.L.C., its general partner

                                By:    [SIG]
                                   --------------------------------------------
                                       Title:

                                SAGAPONACK INTERNATIONAL PARTNERS, L.P.
                                By: RSP Capital L.L.C., its supervising general partner

                                By:    [SIG]
                                   --------------------------------------------
                                       Title: